Innovid Completes TVSquared Acquisition, Establishing Global Independent Measurement Platform for Linear, CTV & Digital
Acquisition Expected to Expand Global Market Opportunity and Contribute to Accelerated Revenue Growth in 2022
NEW YORK, NY, March 3, 2022 — Innovid (NYSE: CTV), a leading independent connected TV (CTV) advertising delivery and measurement platform, has completed its previously announced acquisition of TVSquared, an independent global measurement and attribution platform for converged TV.
The transaction unlocks a new independent currency-grade standard for cross-platform TV measurement, powered by the scale and automation of a global ad server. Combining Innovid's expansive ad serving footprint of more than 95 million connected homes, with TVSquared's TV measurement and attribution platform, inclusive of TV viewing and ad occurrence data across millions of households globally, creates an independent, single source of truth for advertisers.
“We believe the combination of independent global ad serving and cross-platform measurement sits at the heart of solving TV measurement’s biggest challenges,” said Zvika Netter CEO and Co-founder, Innovid. “We’ve spent over a decade building foundational ad delivery and personalization technology to power TV across channels and devices. Now, together with TVSquared by Innovid, we provide advertisers a complete view of the total TV and digital universe through a scalable, currency-grade measurement platform.”
With TVSquared, Innovid’s ad serving, creative personalization, measurement and identity management capabilities now encompass real-time, cross-platform analysis, including measurement and outcomes such as reach, frequency and unique unduplicated reach, as well as performance metrics.
The combination of ad serving and cross-platform measurement enables the buy- and sell-sides to solve fragmentation by unlocking a complete picture of advertising and audiences across the linear TV, CTV and digital video marketplaces. Together, the combined solution will deliver:
•Cross-Platform TV Measurement & Outcomes: Complete, cross-platform measurement and attribution – from reach, frequency and unique unduplicated reach, to offline and online outcomes – across devices and publishers, including walled gardens.
•A Unified, Global Solution: Large-scale, independent platform for cross-channel ad delivery, creative personalization and measurement across the TV and digital universe.
•Automation at Scale: Real-time, always-on analysis built on enterprise-grade software covering an unparalleled global footprint of impressions and conversions.
Under the terms of the agreement, Innovid acquired TVSquared for $100 million in cash and 12.5 million in Innovid stock.

About Innovid
Innovid powers connected TV (NYSE: CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered by proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.
Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the coronavirus pandemic, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s prospectus on Form 424(b)(3) filed with the SEC on December 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts
Press Contact
Chris Harihar
chris@crenshawcomm.com
201-892-9812
Investor Relations Contact
ir@innovid.com